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                        [LETTERHEAD OF COOPER COMPANIES]


NEWS RELEASE

CONTACT:
Norris Battin
The Cooper Companies, Inc.
21062 Bake Parkway, Suite 200
Lake Forest, CA  92630
ir@coopercompanies.com


         THE COOPER COMPANIES, INC, HOLDS ANNUAL MEETING OF STOCKHOLDERS


LAKE FOREST, Calif., March 28, 2000--At its annual meeting held today in New York City, stockholders of the Cooper Companies, Inc. (NYSE/PCX: COO) elected eight directors and ratified the appointment of KPMG, LLP as the Company's auditors for fiscal 2000.

In his remarks to stockholders, A. Thomas Bender, chief executive officer, said that Cooper has three major business objectives going forward:

     To increase revenue and earnings 20% per year for the next five years

     To become the global leader in the toric soft contact lens market by the end of 2000

     To double the revenue of CooperSurgical, the women's healthcare business, to $100 million in the next three to five years through acquisitions and continued internal growth.

"I expect that revenue at CooperVision," said Bender," will continue to achieve 15% to 20% growth per year over the next five years with a continuing flow of new products and the geographic expansion of our business into what promises to be a robust worldwide contact lenses market.

"The worldwide market, "said Bender, "should grow at a compounded rate of 10 to 12 percent per year during the next 10 years. Market demographics throughout the industrialized world are becoming more favorable for the industry. The baby boomlet that began in the 1990's begins to accelerate during this decade with a new cohort of teenagers--the primary market for contact lenses--entering the market."

Bender also pointed to recent studies showing that myopia, the primary market for contact lenses, is more prevalent in teenagers today than in earlier generations. This is presumably because they watch more




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television, use computers and read more, leading to a greater need for vision correction than in earlier decades.

International markets, Bender added, remain underserved and offer great promise for soft contact lenses. In the United States, over 20 percent of the population that requires vision correction wears contact lenses, but the other major markets around the world fall well below that rate. In Japan, the world's second largest contact lens market, only about 12 percent of people with visual defects wear contacts; in Europe, about 8 percent wear them.

By the end of this year, CVI will have introduced over 30 separate new contact lens products in markets around the world since the end of 1998. This includes its entry into Japan, the world's second largest contact lens market, with both toric and spherical conventional lenses. By the end of 2001, CVI expects to have launched its complete line of planned replacement contact lenses in Japan.

Bender added that CooperVision (CVI) now leads the U.S. toric market--the fastest growing segment of the contact lens market--and that he expects toric lens revenue to continue its strong growth. CVI has recently introduced its Encore and XCEL brands of disposable toric lenses into the United States and major European markets. These lenses will compete in the lower-priced, lower-featured segment of the disposable toric lens market. Another recently introduced new product, the Frequency(R) Aspheric lens for improved vision under low light conditions, has been exceeding initial forecast in markets around the world.

Bender announced that CooperVision is evaluating the possibility of entering the second fastest growing sector of the specialty lens market, disposable-planned replacement segment opaque lenses. Opaque lenses enhance or change the appearance of the color of the eye and are worn by traditional contact lens patients and by women who do not require vision correction yet want colored lenses as a fashion accessory.

CVI also continues clinical trials on a high performance monthly planned replacement bifocal lens. "Any bifocal product we introduce," Bender noted, "must first hurdle our stringent performance requirements. We must see a high level of success in patients who have been wearing the product for six months or longer."

Bender said that he expects CooperSurgical, the Company's women's healthcare business, to have revenue approaching $50 million in 2000 with operating margins approaching 20% by the end of the year. CooperSurgical recently acquired two lines of women's healthcare products with annual revenue of about $20 million. CooperSurgical plans to reach its $100 million target, he said, through acquisitions that continue to consolidate the fragmented in-office women's healthcare market and through internal growth




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from its expanded line of colposcopy products and the diagnostic products in its
FemExam'r' TestCard'TM' family.

Bender also said that he was comfortable with security analysts' consensus estimates of Cooper's revenue and its diluted earnings per share from continuing operations for fiscal 2000.


Board of Directors and Officers


Cooper's stockholders re-elected Allan E. Rubenstein chairman. Dr. Rubenstein is chairman of the Board of Directors of University Heart Scan, and a member of the faculty of the Mt. Sinai School of Medicine and the Mt. Sinai Neurofibromatosis Research and Treatment Center.

The stockholders also elected to the board of directors: A. Thomas Bender, president and chief executive officer of the Company; Michael H. Kalkstein, a partner in the law firm of Oppenheimer, Wolff & Donnelly, LLP; Moses Marx, general partner of United Equities Company and president of Momar Corp; Donald Press, executive vice president of Broadway Management Company, Inc., and principal in the firm of Donald Press, P. C.; Steven Rosenberg, president and chief financial officer of Berkshire Bankcorp Inc; Robert S. Weiss, executive vice president, treasurer and chief financial officer of the Company; and Stanley Zinberg, M. D., director of practice activities for the American College of Obstetricians and Gynecologists.

After the stockholders' meeting, the board elected the officers of the Company:
A. Thomas Bender, president and chief executive officer; Robert S. Weiss, executive vice president, treasurer and chief financial officer, B. Norris Battin, vice president investor relations and communications, Gregory A. Fryling, vice president business development; Carol R. Kaufman, vice president of legal affairs, secretary and chief administrative officer and Stephen C. Whiteford, vice president and corporate controller.


Forward Looking Statements


This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described by or contemplated in the forward-looking statements include major changes in business conditions and the economy, loss of key senior management, major disruptions in the operations of Cooper's manufacturing facilities, new competitors or technologies, the impact of an undetected virus on our computer systems, acquisition integration costs, foreign currency exchange exposure, investments in




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research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, significant environmental cleanup costs above those already accrued, litigation costs, costs of business divestitures, and other factors described in Cooper's Securities and Exchange Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 1999.

Cooper cautions investors not to rely unduly on forward-looking statements. They reflect our analysis only on their stated date or the date of this press release.

The Cooper Companies, Inc. and its subsidiaries develop, manufacture and market specialty healthcare products. CooperVision, Inc., headquartered in Lake Forest, Calif., with manufacturing facilities in Huntington Beach, Calif., Rochester, N.Y., Toronto, Canada and Hamble, England, markets a broad range of contact lenses for the vision care market. CooperSurgical, Inc., headquartered in Shelton, Conn., markets diagnostic products, surgical instruments and accessories for the gynecological market. Corporate offices are located in Lake Forest and Pleasanton, Calif. A toll free interactive telephone system at 1-800-334-1986 provides stock quotes, recent press releases and financial data. Cooper's web address is www.coopercos.com.


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